UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/27/2007

R&G Financial Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31381

Puerto Rico	66-0532217
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

290 Jesus T. Pinero Ave.
Hato Rey, San Juan, Puerto Rico 00918
(Address of principal executive offices, including zip code)

(787) 758-2424
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 27, 2007, Mr. Laureano Carus resigned from his positions as a Director of R&G Financial Corporation (the "Company") and certain of its subsidiaries. Prior to his resignation, Mr. Carus served as a Director of the Company since April, 1996. Mr. Carus was also a Director of R-G Premier Bank of Puerto Rico ("Premier Bank") and a Director of R-G Mortgage Corp., each a subsidiary of the Company. Mr. Carus also served as Chairman of the Trust Committee of Premier Bank, as well as on other committees at the Company.

Mr. Carus confirmed to the Company that he does not have any disagreement with the Company or its management that has led to his resignation, but rather chose to retire after a long term of service to the Company.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G Financial Corporation

Date: June 28, 2007	By:	/s/ Andres I. Perez
Andres I. Perez
Chief Financial Officer